                                           CONFIDENTIAL TREATMENT
                                           PORTIONS INDICATED BY A [ * ] HAVE
                                           BEEN OMITTED AND FILED SEPARATELY
                                           WITH THE COMMISSION.

                                    AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into as of this 12th day of April, 1999 (the "Effective Date"), by and between CNNfn, a division of Cable News Network LP, LLLP ("CNNfn"), located at 5 Penn Plaza, 20th Floor, New York, New York 10001, and PCQuote.com, Inc., located at 300 South Wacker Drive, Chicago, Illinois 60606 ("PCQ.com").

                              W I T N E S S E T H:

         WHEREAS, PCQ.com operates and maintains a site on the world wide web of the Internet located at "http://www.pcquote.com" designed to provide investment and/or financial tools to users (the "PCQ.com"), and CNNfn operates and maintains a site on the world wide web of the Internet at "http://cnnfn.com" (the "CNNfn Site");

         WHEREAS, to enhance the PCQ.com Site, CNNfn agrees to license and make accessible to PCQ.com certain headlines and other elements from CNNfn original stories selected and provided by CNNfn as set forth herein, which content will serve as an access point for users of the PCQ.com Site to the CNNfn Site;

         WHEREAS, to provide branding for the CNNfn Site and create awareness and visitor traffic for the CNNfn Site, PCQ.com agrees to include CNNfn branding and navigation with the CNNfn licensed content, and PCQ.com further agrees to grant CNNfn an equity interest in PCQ.com;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and the mutual benefits to be derived therefrom and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. THE CNNFN HEADLINES. CNNfn hereby agrees to make accessible to PCQ.com certain headlines and other elements from CNNfn original stories ("CNNfn Headlines") published on the CNNfn Site (which shall include any successor site). CNNfn will retain sole and exclusive editorial control over the production and selection of CNNfn Headlines provided to PCQ.com hereunder and shall indemnify and hold PCQ.com harmless from any claims resulting from PCQ.com's publication of the same on the PCQ.com Site as provided and authorized by CNNfn hereunder. The CNNfn Headlines will be defined to include the following elements: URL to full story, short headline, ticker symbols contained in the story, the lead paragraph of the story and the timestamp of each story post. PCQ.com shall have no right to modify, supplement, edit, rewrite or otherwise alter the CNNfn Headlines provided hereunder and agrees to use the same, as it determines appropriate for the PCQ.com Site, "as is." PCQ.com will have access to the following additional CNNfn elements solely for use in implementing display of the CNNfn Headlines on the PCQ.com Site: TV aspect - ratio graphic associated with the story and editorial sections in which the story is posted ("Resource Elements"). It is understood and agreed that PCQ.com shall have no right whatsoever to use, display or transmit the Resource Elements on the PCQ.com Site. To the extent CNNfn offers any third party any material improvements or modifications to the CNNfn Headlines in a substantially similar arrangement to the one established in this Agreement, PCQ.com shall have access to the same at its option at no additional cost. Subject to PCQ.com's compliance with the terms of this Agreement, CNNfn hereby grants PCQ.com a license to access, use, display and transmit the CNNfn Headlines on the PCQ.com Site during the Term. CNNfn retains all rights to use such CNNfn Headlines in any other manner it deems appropriate, subject only to the limited
                  Exclusivity expressly set forth in Paragraph 5 below.

         2. ACCESS TO CNNFN HEADLINES. CNNfn shall make the CNNfn Headlines available to PCQ.com through an ftp file or other mutually agreeable means. PCQ.com shall be responsible for implementing the necessary procedures to actually receive such ftp file.

         3. USE OF CNNFN CONTENT BY PCQ.COM. The CNNfn Headlines will appear with the CNNfn logo on one or more pages of the PCQ.com Site designed by PCQ.com, subject to CNNfn's reasonable approval, and will serve as an access point to the CNNfn Site for users of the PCQ.com Site. Specifically, the CNNfn Headlines will contain links back to the CNNfn Site home page and the full stories on the CNNfn Site. CNNfn agrees to include necessary components from the PCQ.com Site navigation on any specially designed pages for PCQ.com users accessing the CNNfn Site through links on the PCQ.com Site so that such users will have quick and easy access back to the PCQ.com Site, yet CNNfn will receive the page impressions. Additionally, PCQ.com shall display all CNNfn Headlines it selects for display in one area of the page with clear CNNfn branding and attribution and will not create any pages on the PCQ.com Site consisting solely of CNNfn Headlines. Accordingly, PCQ.com will have no right to sell any advertising specifically for placement with the CNNfn Headlines. While third party content will appear on the same page as the CNNfn Headlines, PCQ.com will differentiate such display so as not to cause any confusion as to source of the other content. It is further agreed that no more than five (5) CNNfn Headlines may appear on any one page of the PCQ.com Site. In addition, PCQ.com will use posting of stories, links and branding opportunities, all pursuant to this Agreement, to position CNNfn as PCQ.com's premier provider of business news content for the PCQ.com Site.

         4.       GRANT OF RIGHT IN MARKS, LOGOS, AND BRAND IDENTIFIERS.

                  a. CNNfn hereby grants PCQ.com a limited non-exclusive license to use the CNNfn logo in the form provided by CNNfn (the "CNNfn Logo") during the Term of this Agreement in accordance with the terms set forth herein. Such license is granted solely in connection with PCQ.com's rights and obligations under this Agreement and, in particular, for the purpose of licensing PCQ.com to use the CNNfn Logo on the PCQ.com Site as expressly contemplated herein for attribution for the CNNfn Headlines and as a link/navigational button to the CNNfn Site, providing the PCQ.com users with quick and easy access to the CNNfn Site as posted by CNNfn. All such uses will be subject to CNNfn's prior approval as to the manner and/or form of use. PCQ.com will not be allowed to use or reproduce the CNNfn Logo for any other purpose, including the general promotion of the PCQ.com Site, without the prior written approval of CNNfn.

                  b. PCQ.com hereby grants CNNfn a limited non-exclusive license to use the PCQ.com logo in the form as PCQ.com may provide to CNNfn from time to time (the "PCQ.com Logo") during the Term of this Agreement. Such license is granted solely in connection with CNNfn's rights and obligations under this Agreement and, in particular, for the purpose of licensing CNNfn to display the PCQ.com Logo on the CNNfn Site with links back to the PCQ.com Site pursuant to this Agreement. All such uses shall be subject to PCQ.com's prior approval as to manner and/or form of use.

                  c. Except as provided for in this Agreement, each party understands that the links contemplated above to the other party's Site may not be used in any manner to provide viewers access to the other party's Site via any caching, framing, layering or other techniques that cause intermediate copying of the other party's Site (or elements thereof) or display of the other party's site or portions thereof in any manner unintended by the owner of the Site, including without limitation, display of the other party's Site with any materials posted by the linking party or any party other than the other party except as expressly permitted herein. Further, each party represents and warrants that it has all rights to its respective Logo and the other party's use thereof (as expressly authorized hereunder and as provided by the owner) will not infringe the rights of any third party. Each party agrees that it will not in any way suggest or imply by the use of the other party's Logo that its Site or any of its products or services are affiliated with, endorsed or sponsored by or created in association with the other party except to the extent of the limited relationship established under this Agreement. Each party acknowledges that the other party owns all right, title and interest in and to its Logo and retains all rights with respect thereto. Neither party will do anything inconsistent with such ownership and all uses of the Logo will inure to the benefit of and on behalf of the respective owner of the Logo. Each party further agrees that it will not attack or assist others in attacking the title of the Logo of the other party.

                  d.       Each party acknowledges and agrees that:

                           (i) it will not register any Logo belonging to the other party;

                           (ii) it will not knowingly permit any third party to use the other party's Logo unless authorized to do so in writing by such other party;

                           (iii) it will not knowingly use or permit the use of any mark, name, or image likely to cause confusion with such other party's Logo; and

                           (iv) all goodwill associated with such party's use of the other party's Logo will inure to the owner of the Logo.

                  e. The manner and form of use of a party's Logo in the other party's Site will be subject to such party's prior written approval, which each party undertakes not to unreasonably withhold or delay following its receipt of a sample, mock-up or other suitable example which provides a fair representation of the proposed use of the Logo concerned and indicates the context in which the Logo is to be used. Notwithstanding the foregoing, it is agreed that each party will notify the other party in writing of its technical requirements in respect of the use of its Logo, including those in respect of font, proportionality, image, color, context, text next or in proximity to its Logo and similar matters, and those requirements will be followed. Once a use of a Logo is approved for use under certain circumstances, then it is agreed that the party receiving such approval may subsequently make substantially similar uses of the Logo under similar circumstances, but only until the party granting approval revokes or limits its approval which it may do at its sole discretion. A party acting under a prior approval will conform to any alteration of revocation of the approval as soon as is commercially reasonable.

         5. EXCLUSIVITY. During the Term, CNNfn agrees not to license the CNNfn Headlines to any unaffiliated third party for use, display and/or transmission on a generally accessible web site that has as its primary purpose to provide users investment and/or financial tools including real time or delayed equity and/or futures quotes ("Restricted Web Sites"). Such Restricted Web Sites currently include but are not limited to the following ("Listed Competitors"):
                  [ * ]. Notwithstanding possible characterization as a Restricted Web Site, it is expressly understood and agreed that the Exclusivity shall not apply to (i) any registered broker-dealer web sites that are used for trading which are only accessible by its clients and or agents; (ii) financial web sites currently controlled by CNNfn or its affiliates or any of the following existing relationships (excluding any CNNfn optional renewal terms to the extent the third party has become a "Broker Neutral Trading Enabled Site;" for purposes of the foregoing, a "Broker Neutral Trading
                  Enabled Site" shall be defined as a web site that is not affiliated with a specific broker(s) where users can enter orders for financial securities, have the orders fulfilled, and transactions can be passed off to a clearing house for settlement): Quicken, AdvantGo, Discover Brokerage Direct, Netscape, Microsoft, Sun and Oracle; or (iii) any sites operated by any of the Listed Competitors that do not meet the criteria of a Restricted
                  Web Site as set forth above. Accordingly, CNNfn's
                  Exclusivity agreement with respect to the Listed
                  Competitors shall apply only with respect to web sites operated by such Listed Competitors that fall within the definition of a Restricted Web Site as such Listed Competitors may operate multiple sites. Similarly, the parties acknowledge that existing sites may shift their focus in the future as to fall within the definition of a Restricted Web Site. While CNNfn shall be free to enter into agreements with entities for sites that do not fall within the definition of a Restricted Web Site, CNNfn agrees to act in good faith when considering new licensing arrangements for the CNNfn Headlines substantially similar to this one so as to minimize the likelihood of any foreseeable future conflicts related to the Exclusivity outlined herein.

         6. FEE. In consideration of CNNfn's commitments set forth herein, simultaneously with the execution of this Agreement, PCQ.com will issue CNNfn a warrant in the form of Exhibit A attached hereto for 52.6316 shares of PCQ.com common stock representing a five percent (5%) interest in PCQ.com (the "PCQ.com Warrant"). PCQ.com represents and warrants to CNNfn that the common stock subject to the PCQ.com Warrant is the only outstanding class of stock as of the date hereof and is the same common stock held by PCQ.com's parent company, PCQ, with all of the same antidilution and other customary protections provided to PCQ. As indicated in the PCQ.com Warrant, the shares subject to the PCQ.com Warrant shall vest as follows:
                  25% on the date of execution of this Agreement and 25% on each anniversary date of this Agreement unless the Agreement is terminated prior to expiration of its Term in accordance with the provisions set forth herein.

                           Simultaneously with the execution of this Agreement,
                  CNNfn and PCQ.com will also enter into a Rights Agreement in the form of Exhibit B attached hereto pursuant to which CNNfn will receive certain rights in connection with the PCQ.com Warrant.

                           In the event that PCQ.com fails to offer and issue
                  shares to the public pursuant to an effective S-1 registration statement ("IPO") on or before the date eighteen (18) months from the date of the Agreement contemplated hereunder ("Trigger Date"), CNNfn shall have the right to request an independent valuation of PCQ.com (prepared at PCQ.com's sole expense) by an investment banker mutually selected by CNNfn and PCQ.com and the option to exchange its

                  PCQ.com Warrant for one of the following, as determined by PCQ: (a) a warrant for a number of shares with equivalent value in PCQ.com's publicly traded parent company, PCQuote ("PCQ") with identical exercise price, vesting, registration rights and other terms at no cost to CNNfn (the "CNNfn Exchange Right"), or (b) cash equal to the value of CNNfn's interest in PCQ.com; provided that upon exchange, CNNfn's percentage ownership in PCQ shall in no event exceed CNNfn's percentage ownership in PCQ.com, immediately prior to the exchange. CNNfn may exercise the CNNfn Exchange Right any time after the Trigger Date and prior to the IPO by notice to PCQ.com and PCQ.com will use its best efforts to secure the valuation as soon as practicable and in any event within thirty (30) days of CNNfn's notice. Notwithstanding the foregoing, the CNNfn Exchange Right shall not be exercisable if the IPO did not occur prior to the Trigger Date as the result of adverse market conditions and pursuant to the advice of its underwriters notwithstanding PCQ.com's preparation and filing of such S-1 until such time as conditions are favorable and PCQ.com is advised to proceed with the IPO. The other provisions of the Agreement shall continue in accordance with their terms.

         7.       TERM AND TERMINATION.

                  a. TERM. The Agreement will commence upon the Effective Date and will continue for a period of three and one-half (3 1/2) years, unless earlier terminated in accordance with the Agreement. It is the parties' mutual desire to launch such CNNfn Headlines on the PCQ.com Site as soon as practicable upon execution of the Agreement.

                  b. TERMINATION. Either party may terminate the Agreement at any time during the Term in the event of a material breach by the other party that remains uncured for a period of thirty (30) days after written notice to the other party of such breach. Additionally, either party may terminate the Agreement in the event the other party becomes the subject of any bankruptcy proceeding, makes an assignment for the benefit of its creditors, or a receiver, liquidator or trustee is appointed for its affairs. Either party may also terminate the Agreement if: (i) any third party reasonably considered to be a competitor of the other party merges with or acquires all or substantially all of the assets of the other party or in the event of any other material change in control of the other party involving a competitor of the first party; or (ii) the other party makes any material adverse change in its web site or conducts its business in a manner that would have a material adverse affect on the terminating party's reputation, integrity or goodwill. Any termination pursuant to clause (i) above shall be effective three (3) months from written notice of a decision to terminate. Termination under clause (ii) shall not be effective for sixty (60) days such that the applicable party may have the opportunity to cure within such sixty
                           (60) day period and avoid termination, however, the adversely affected party may immediately suspend its performance under the Agreement and demand that all linking and branding elements be removed from the problem site until the problem is cured to its reasonable satisfaction or the Agreement terminates. Additionally, in the event CNNfn, its parent company or one of its affiliated or subsidiary companies (a "TW Company") merges or consolidates with, acquires all or substantially all of the assets of a company engaged in whole or in part in providing information and services similar to those provided by PCQ.com, or a TW Company develops a similar information service internally (a "Trigger Event"), then any time after the one (1) year anniversary of the Agreement, CNNfn shall have the right, at its election, to terminate the Exclusivity contemplated hereunder upon One Hundred Twenty (120) days notice to PCQ.com. The remainder of the Agreement shall remain in full force and effect and CNNfn shall continue to provide the CNNfn Headlines to PCQ.com during the remainder of the Term without any license fee from PCQ.com. As indicated in the PCQ.com Warrant, all unvested PCQ.com Shares subject to the Warrant shall be automatically cancelled by PCQ.com in the event of any termination of this Agreement by PCQ.com as a result of a CNNfn event giving rise to a termination right or upon the date the Exclusivity set forth herein is no longer applicable as a result of CNNfn's election to terminate the same as permitted herein.

         8. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other party that (a) it has the legal right and corporate power and authority to execute, deliver and perform this Agreement; (b) its execution, delivery and performance of this Agreement has been duly authorized in accordance with all appropriate corporate power and authority;
                  (c) its execution, delivery and performance of this Agreement will not violate the terms or provisions of any other agreement, contract or other instrument, whether oral or written, to which it is a party or by which it or its properties or assets are bound or any order, judgment or decree to which it is subject; (d) the individual signing this Agreement on its behalf has been authorized to execute this Agreement in the capacity set forth under such individual's name on the signature page hereof; and (e) the execution, delivery and performance of this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and that the remedy of specific performance may be subject to judicial discretion.

                           The representations and warranties set forth in this
                  Paragraph 8 are being made by each party to induce the other party to enter this Agreement and shall survive the execution and delivery of this Agreement.

         9. INDEMNIFICATION. Each party hereto hereby agrees to indemnify and hold harmless the other party and the other party's parent, subsidiaries and affiliates, and the directors, officers, employees, agents and representatives of such party and its parent, subsidiary and affiliates, from and against the full amount of any and all claims, actions, counterclaims, suits, damages, losses, judgments and expenses, whether fixed or contingent, including, without limitation, reasonable attorneys' fees and expenses (including an allocable portion of in house counsel fees), reasonable out-of-pocket expenses and court costs, that such party and/or any of the foregoing entities or individuals may incur as the result of or otherwise related to any act or omission of performance by the indemnifying party hereunder, materials or services provided by the indemnifying party hereunder (including each party's respective Trademarks), or a breach or default by the indemnifying party of any of its representations, warranties or obligations set forth in this Agreement; PROVIDED, HOWEVER, that the indemnified party must (i) give to the indemnifying party prompt written notice of any claim, action or other matter to which this indemnification applies; (ii) afford to the indemnifying party the opportunity to participate in and fully control (with legal counsel of its choice; PROVIDED such legal counsel is reasonably acceptable to the indemnified party), the disposition (whether by compromise, settlement or other resolution) of such claim, action, suit or other matter, provided that the indemnifying party acknowledges its indemnification obligations; and
                  (iii) fully cooperate with the reasonable requests of the indemnifying party to that end.

         11. PUBLICITY. Each party hereby agrees that all press releases and other public announcements involving the subject matter of this Agreement or the other party hereto shall be subject to the mutual approval of the parties hereto with respect to content, timing and the necessity therefor. The parties agree to cooperate with one another with regard to such public announcements from time to time during the Term. Specifically, the parties shall cooperate with one another to develop a mutually agreeable press release related to this Agreement as soon as possible after the execution of the same.

         12. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS, INCURRED BY EITHER PARTY WHETHER IN AN ACTION IN CONTRACT OR TORT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         13. DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE CONTRARY NEITHER PARTY MAKES AND EACH PARTY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLEIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR A COURSE OF PERFORMNCE. WITHOUT LIMITING THE

                  FOREGOING, EACH PARTY ACKNOWLEDGES THAT THE OTHER'S SITE IS OPERATED ON AN "AS IS" BASIS AND NEITHER PARTY MAKES ANY WARRANTY THAT ITS SITE WILL BE ERROR-FREE OR THAT ACCESS THERETO WILL BE UNINTERRUPTED.

         14. CONFIDENTIALITY. Except as and to the extent required by law, neither party will disclose or use, and will direct its representatives not to disclose or use to the detriment of the other party, any Confidential Information (as defined below) with respect to the business of the other party furnished, or to be furnished, by such party, or their respective representatives to the other party or its representatives at any time or in any manner other than disclosures to employees, financial advisors, attorneys and accountants on a need-to-know and confidential basis. For purposes of this Paragraph, "Confidential Information" means the specific terms of this Agreement and any information about the business or activities of either party stamped "confidential" or identified in writing as such by a party to the other party promptly following its disclosure. Disclosure of Confidential Information to employees and agents of the parties hereto will be limited to a need to know basis under circumstances where the employee or agent is advised of the confidential nature of the disclosure and is bound to keep said information confidential. Notwithstanding the foregoing, the following information shall not be deemed Confidential Information: (i) information that is already known to the recipient party or its representatives or to others not bound by a duty of confidentiality prior to disclosure; (ii) information that becomes publicly available through no fault of the recipient party or its representatives; (iii) information that is independently developed by a party without the use of or reference to the Confidential Information of the other party; or (iv) information that properly comes into the recipient's possession from a third party who is not under an obligation to maintain the confidentiality of such information. Notwithstanding anything contained herein, it shall not be a breach of this provision for either party to disclose Confidential Information pursuant to any applicable subpoena or other legal or regulatory process or to its shareholders pursuant to regulatory requirement so long as the recipient notifies the disclosing party prior to making such disclosure. Upon the written request of the disclosing party, the recipient party will promptly return to the disclosing party or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done so. Notwithstanding any other provision of this Paragraph, either party may, for purposes of filing legally required documents in connection with any SEC or other government rules or regulations, disclose the existence but not the financial terms of this Agreement.

         15. TRADEMARKS. Each party hereby covenants and agrees that the trademarks, trade names, service marks, copyrights and other proprietary rights of the other party are and shall remain the sole and exclusive property of that party and neither party shall hold itself out as having any ownership rights with respect to or, except as specifically granted hereunder, in any other rights therein. Any and all goodwill associated with any such rights shall inure directly and exclusively to the benefit of the owner thereof. Such proprietary rights of the other party shall only be used as expressly provided in this Agreement.

         16. RESERVATION OF RIGHTS. Subject only to the limited Exclusivity expressly provided by CNNfn to PCQ.com herein, this Agreement and all rights and licenses granted hereunder are non-exclusive and, among other things, each party reserves the absolute right to enter into agreements with third parties related to content for their respective sites or for the distribution of their respective content through other sites even if competitive with this Agreement.

         17. FORCE MAJEURE. If the performance hereunder by either party is prevented, suspended or postponed due to an event of force majeure, which for purposes hereof shall include, without limitation, an act of God, flood, fire, earthquake, war, riot, insurrection, strike or act of any governmental entity, satellite or transponder failure or malfunction, or other cause of a similar or dissimilar nature beyond the reasonable control of such party, this Agreement may, at such party's option, be suspended in whole or in part during the continuance of such event without any responsibility of either party to perform hereunder for or during such period of suspension. The parties agree in such event to resume performance hereunder as promptly as reasonably practicable thereafter. Notwithstanding the foregoing, in the event of the continuance of any such period of suspension for longer than thirty (30) consecutive days, or in the event of sporadic suspensions which in the aggregate exceed thirty (30) days (excluding periods of breaking or other important news which shall not trigger this right) in duration during any consecutive twelve months during the term hereof, this Agreement, and all of the respective rights and obligations of the parties hereunder, may, at the option of either party, be terminated (which shall relieve the parties hereto of any further obligations under this Agreement as of the date of such termination, except for payment of any fees or other sums past due at the time of such termination and obligations of indemnification expressly contained herein).

         18. NOTICES. All notices required hereunder shall be in writing and shall be either delivered in person, deposited in the United States Mail for first class certified delivery, return receipt requested, sent by express courier with a receipt, or transmitted by facsimile as follows:

                  if to CNNfn:               CNNfn
                                             5 Penn Plaza
                                             21st Floor
                                             New York, NY 10001
                                             Attention: Ms. Helen Whelan
                                             Facsimile: (212) 714-7909

                  with a copy to:            Cable News Network LP, LLLP

                                             One CNNfn Center
                                             Box 105366
                                             Atlanta, Georgia 30348-5366
                                             Attention: General Counsel
                                             Facsimile: (404) 827-1995

                  if to PCQ.com:             PCQ.com, Inc.
                                             300 South Wacker Drive
                                             Chicago, Illinois 60606
                                             Attention: Mr. Jim Porter
                                             Facsimile: (312) 913-2959

                  with a copy to:            Wildman Harrold Allen and Dixon
                                             225 W. Wacker Drive
                                             Suite 3000
                                             Chicago, IL 60606
                                             Attention: Don Figliulo, Esq.
                                             Facsimile: (312) 201-2555

         19.      GENERAL PROVISIONS.

                  a. ENTIRE AGREEMENT. This Agreement constitutes the sole agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous written and oral agreements and understandings between the parties with respect to the subject matter set forth herein.

                  b. CAPITALIZED TERMS. All capitalized terms used herein shall have the meaning as expressly defined in this Agreement; provided, however, that proper nouns such as the names of the companies and the locations shall have their commonly understood meaning unless otherwise expressly defined herein.

                  c. ASSIGNMENT. This Agreement, and any rights or obligations contained herein, may not be assigned or delegated by either party, in whole or in part, voluntarily or by operation of law, without the prior written consent of the other party, which shall not be unreasonably withheld. Additionally, absent consent of the other party, if any third party acquires control over CNNfn or PCQ.com hereto by merger, acquisition of assets and/or voting stock or otherwise, the other party may elect to terminate this Agreement on thirty (30) days notice if the third party acquiring such control reasonably can be considered to be a competitor of the other party.

                  d. AMENDMENT AND/OR MODIFICATION. This Agreement may not be amended or modified at anytime except by a writing executed by both of the parties hereto.

                  e. APPLICABLE LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia and the parties hereto consent to personal jurisdiction in and service of process by any competent state or federal court in the State of Georgia. Additionally, the parties hereto agree that Atlanta, Georgia shall be the exclusive forum for the resolution of any and all disputes, controversies or matters arising herefrom or relating hereto. Each party agrees that service of process by mail shall be effective service of the same and such service shall have the same effect as personal service within the State of Georgia and result in jurisdiction over such party.

                  f. INVALIDITY AND/OR UNENFORCEABILITY. The invalidity or unenforceability of any particular term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof, and the remainder of this Agreement shall be construed in all respects as if such invalid or unenforceable term or provision were omitted. If any clause, provision or term of this Agreement is declared illegal, invalid or unenforceable under applicable present or future laws, then it is the intention of the parties that in lieu of such clause, provision or term, there shall be substituted a clause, provision or term as similar in substance and effect to such illegal, invalid or unenforceable clause, provision or term as may be possible. In the event one or more terms or provisions of this Agreement shall be illegal, invalid or unenforceable by reason of being excessive or otherwise unreasonable as to duration, scope, subject matter or activity, this Agreement shall be construed by limiting or modifying such terms or provisions so as to render the same lawful, valid and enforceable to the greatest extent compatible with applicable law as it shall then appear.

                  g. RIGHTS AND REMEDIES. All rights and remedies herein are cumulative and in addition to any and all other rights and remedies available at law or in equity.

                  h. WAIVER. The waiver by either party of any right or remedy hereunder on any one occasion shall not constitute a waiver of such right or remedy on any other occasion. No delay in the exercise of any right or remedy hereunder shall constitute a waiver of such right or remedy or of any other right or remedy.

                  i. RELATIONSHIP. Nothing herein shall be deemed to create an employment, joint venture, agency or partnership relationship between the parties hereto and neither party is authorized or shall act toward any third party, individual, entity or the public in any manner which would indicate any such relationship with the other.

                  j. SURVIVAL. The representations, warranties, limitation of liability, confidentiality and indemnities of CNNfn and PCQ.com set forth in this Agreement shall survive the expiration or other termination hereof.

                  k.       REPRESENTATIVES. Each party will appoint:

                           (i) a representative to coordinate promotional plans. The appointed representatives will agree in advance on all promotions relating to this Agreement, provided, that any promotion by one party pursuant to this Agreement will be subject to the prior written approval of the other party;

                           (ii) a technical representative to coordinate the performance of the technical aspects of this Agreement; and

                           (iii) an editorial representative to coordinate and facilitate delivery of the CNNfn Headlines hereunder.


         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement effective as of the date first above written.

                                             CNNfn, a division of
PCQ.COM, INC.                                CABLE NEWS NETWORK LP, LLLP

  /s/ Jim R. Porter                              /s/ Lou Dobbs
----------------------                       --------------------------------
Signature                                    Signature

     Jim R. Porter                                    Lou Dobbs
----------------------                       --------------------------------
(Print Name)                                 (Print Name)

  Chairman, CEO                                       President
----------------------                       --------------------------------
(Title)                                      (Title)

         PCQuote, Inc. hereby acknowledges its obligations under and agrees to comply with the provisions of Paragraph 6 of this Agreement.

PCQUOTE, INC.

 /s/ Jim R. Porter
----------------------

Signature

    Jim R. Porter
----------------------
(Print Name)

  Chairman, CEO
----------------------
(Title)